MORGAN STANLEY MID CAP VALUE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MARCH 1, 2009 - AUGUST 31, 2009



  SECURITY
 PURCHASED
-------------
  American
  Electric
 Power Co.
    Inc.

PURCHASE/
TRADE DATE
-----------
04/01/09


SIZE OF
OFFERING
-----------

  --


OFFERING
PRICE OF
SHARES
-----------

$24.500


TOTAL AMOUNT
OF OFFERING
------------

$1,470,000,000


AMOUNT OF
SHARES PURCHASED
BY FUND
------------

9,800


% OF
OFFERING
PURCHASED
BY FUND
------------

0.01%


% OF
FUNDS
TOTAL ASSETS
-------------

0.27%

BROKERS
-------------

Credit Suisse,
Barclays Capital,
Citi, J.P.
Morgan,
Morgan
Stanley,
Goldman
Sachs &
Co., UBS
Investment
Bank,
Wachovia
Securities,
ABN AMRO
Incorporated,
KeyBanc
Capital
Markets,
Mitsubishi
UFJ
Securities


PURCHASED FROM
-------------
CFSB